UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: May 6, 2009
(Date of earliest event reported)
THOMAS & BETTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Tennessee
(State or Other Jurisdiction of Incorporation)

1-4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)
8155 T&B Boulevard
Memphis, Tennessee 38125
(Address of Principal Executive Offices)(Zip Code)
(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICERS
     (c) On May 6, 2009, the Board of Directors of Thomas & Betts Corporation appointed Charles L. Treadway as an executive officer, effective immediately. Mr. Treadway joined the Company as Senior Vice President, Group President — Electrical on March 16, 2009.
     Mr. Treadway serves with an annual base salary of $410,000, and he participates in the Company’s management incentive plan with a target incentive of 65% of his base compensation. For 2009, Mr. Treadway will receive a guaranteed, full-year incentive equal to the greater of actual percentage earned under the plan or target. He will also participate in the Company’s perquisite allowance; long-term equity incentive plan; receive a Termination Protection Agreement and an Indemnification Agreement from the Company; as well as participate in the Company’s executive retirement plan — each commensurate with his appointment. On his date of hire, Mr. Treadway was granted 8,222 restricted shares of the Company’s stock, and stock option grants totaling 46,104 shares. The restricted shares vest on the third anniversary of the grant; and the stock option grants vest in equal annual installments over three years.
     The Company has also agreed to pay reasonable costs and expenses associated with relocating Mr. Treadway and his family to Memphis, including, to the extent necessary, reimbursement for dual mortgage costs and loss on the sale of his current residence. In the event Mr. Treadway leaves the Company within three years, he will have to repay the Company for any reimbursements associated with the sale of his current residence.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
10.1	Termination Protection Agreement, effective May 6, 2009, between Charles L. Treadway and Thomas & Betts Corporation.

10.2	Amended and Restated Thomas & Betts Corporation Indemnification Agreement (Incorporated by reference to Items 1.01 and 5.02 of the Registrant’s Current Report on Form 8-K dated September 11, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ W. David Smith, Jr.
W. David Smith, Jr. Assistant General Counsel and Assistant Secretary

Date: May 7, 2009

Exhibit Index

Exhibit	Description of Exhibit

10.1	Termination Protection Agreement, effective May 6, 2009, between Charles L. Treadway and Thomas & Betts Corporation.

10.2	Amended and Restated Thomas & Betts Corporation Indemnification Agreement (Incorporated by reference to Items 1.01 and 5.02 of the Registrant’s Current Report on Form 8-K dated September 11, 2007).